EXHIBIT 10.10
STARWOOD PROPERTY TRUST, INC.
EQUITY PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, (the “Agreement”), dated as of August 17, 2009 (the “Grant Date”), is made by and between Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and Barbara J. Anderson (the “Grantee”).
WHEREAS, the Company has adopted the Starwood Property Trust, Inc. Equity Plan (the “Plan”), pursuant to which the Company may grant to the Grantee Restricted Stock Units, the payment of which may subject to vesting and forfeiture conditions (“Restricted Stock Units”);
WHEREAS, the Grantee is a natural person who is providing bona fide services to the Company on the date of this Agreement;
WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;
NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:
Section 1. Grant of Restricted Stock Unit Award
(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee 5,000 Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b) Incorporation of Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award
The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:
(a) Restrictions. The Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(d). The Board may in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(b). The period from the date of grant of a Restricted Stock Unit to the date it becomes vested and payable shall be referred to herein as the “Restricted Period.”
(b) Form of Payment. Unless otherwise determined by the Committee at the time of payment, each Restricted Stock Unit granted hereunder shall represent the right to receive one share of Stock following the date on which such Restricted Stock Unit vests, as provided herein.
(c) Dividend/Distribution Equivalents. The Grantee shall be paid as of each date (a “Dividend Date”) on which cash dividends and cash distributions are paid with respect to shares of Stock underlying as yet unpaid Restricted Stock Units an amount equal to the amount paid to each Company stockholder with respect to the same number of shares of Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. Additional Restricted Stock Units shall be credited to the Grantee’s account as of each Dividend Date on which dividends and distributions and/or special dividends and distributions that are paid in a form other than cash are paid with respect to Stock, provided that the record date with respect to such dividend or distribution occurs within the Restricted Period. The number of Restricted Stock Units to be credited to the Grantee’s account with respect to this Award as of any Dividend Date shall equal the quotient obtained by dividing (i) the product of (1) the number of the Restricted Stock Units credited to such account on the record date for such dividend or distribution and (2) the per share dividend (or distribution value) payable on such Dividend Date, by (ii) the Fair Market Value of a share of Stock as of such Dividend Date.
(d) Lapse of Restrictions; Forfeiture. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse with respect to eight and one-third percent (8 1/3%) of the Restricted Stock Units granted hereunder on the last day of each calendar quarter, commencing on December 31, 2009, subject to the Grantee’s continuing to provide service as an officer of the Company as of each such vesting date.
Notwithstanding the foregoing, the Restricted Stock Units granted hereunder and any accumulated but unpaid dividend equivalents and distribution equivalents thereon shall become immediately vested, payable and free of transfer restrictions upon a Change in Control.

Upon termination of the Grantee’s service as an officer of the Company, any as yet unvested Restricted Stock Units and any accumulated but unpaid dividend equivalents or distribution equivalents thereon shall be immediately forfeited. Restricted Stock Units and any accumulated but unpaid dividend equivalents or distribution equivalents forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such units or equivalents.
(e) Settlement of Restricted Stock Units.
Restricted Stock Units which vest as provided under Section 2(d) prior to September 30, 2010, shall be paid on September 30, 2010.
Restricted Stock Units which vest as provided under Section 2(d) on and after September 30, 2010 shall be paid to the Grantee in a lump sum promptly, but in no event later than 30 days, following the vesting date.
In the event that shares of Stock are to be issued upon any lapse of restrictions relating to the Restricted Stock Units, the Company shall issue to the Grantee a stock certificate representing such shares of Stock.
Section 3. Miscellaneous
(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Corporate Counsel of the Company at the principal office of the Company and, in the case of the Grantee, at the address most recently on file with the Grantee’s employer.
(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate the Management Agreement at any time for any reason whatsoever, with or without “cause” (as defined in the Management Agreement).
(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and has agreed to be bound with respect to all the terms and provisions of the Plan.
(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the Grantee’s successors and assigns.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.
(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.
(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the 17th day of August, 2009.

STARWOOD PROPERTY TRUST, INC.
By:	/s/ Ellis F. Rinaldi
	Name:	Ellis F. Rinaldi
	Title:	Secretary

GRANTEE
/s/ Barbara J. Anderson
Barbara J. Anderson